UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2002

Kemper Investors Life Insurance Company

(Exact name of registrant as specified in its charter)

Illinois	333-02491*	36-3050975
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identi- fication No.)

1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

(Address of principal executive offices)

Registrant's telephone number, including area code (847) 874-4000

* Pursuant to Rule 429 under the Securities Act of 1933, this Form 8-K also relates to Commission file numbers 333-22389, 333-32632 and 333-54252.

Item 5. Other Events and Regulation FD Disclosure

In September 2002, the board of directors of our indirect, 100% shareholder, Zurich Financial Services Group (the Group), approved a plan designed to improve the profitability of the Group and its subsidiaries. Under this plan, the Group is considering a number of strategic options, the completion of which could have a significant impact on the recoverability of the carrying value of certain assets. Among the assets affected by the approval of the plan is the goodwill associated with the acquisition of the Zurich Life companies. Since the Group had not yet issued its six-month financial statements for the period ended June 30, 2002 at the time the plan was approved, the Group included the reduction in the carrying value of the identified assets in accordance with International Accounting Standards. Kemper Investors Life Insurance Company (KILICO) filed its Form 10-Q for the period ended June 30, 2002 prior to the board's action. As a result, KILICO will record the complete write-down of the remaining goodwill of USD 156,511,000 in the third quarter of 2002, the period during which KILICO became aware of this action by the Group's board of directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPER INVESTORS LIFE INSURANCE COMPANY

Date: September 18, 2002 By: /s/ Frederick L. Blackmon______________________

Frederick L. Blackmon

Executive Vice President and

Chief Financial Officer